Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Simpple Ltd. and its subsidiaries (the “Company”) of our report dated April 8, 2025, relating to our audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2024, which is included in the Company’s Annual Report on Form 20-F filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

October 27, 2025